CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 25, 2012

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119887, 333-119590, 333-61916, 3333-61672, 3333-17011, 333-16635 and 033-60607) of Community Bank System, Inc. of our report dated June 25, 2012, appearing in the Annual Report on Form 11-K of the Community Bank System, Inc. 401(k) Employee Stock Ownership Plan for the years ended December 31, 2011 and 2010.

/s/ Dannible & McKee, LLP

Dannible & McKee, LLP
Syracuse, New York